UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 2, 2024

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

1489 West Warm Springs Road, Suite 110 Henderson, Nevada 89014
(Address of principal executive offices and Zip Code)

+1 (646) 650-1351
(Registrant’s telephone number, including area code )

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 2, 2024, VolitionRx Limited (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of VolitionRx Limited (the “Company”) approved and adopted the Company’s 2024 Stock Incentive Plan (the “Plan”) which authorizes up to seven million five hundred thousand (7,500,000) shares of common stock for issuance pursuant to awards granted under the Plan. The Plan had previously been approved by the Board of Directors of the Company on April 24, 2024, subject to the approval of the Company’s stockholders. The Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders approved a Certificate of Amendment (the “Amendment”) of the Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”), providing for an increase in authorized shares from one hundred million (100,000,000) to one hundred seventy-five million (175,000,000) shares, consisting of one hundred seventy-five million (175,000,000) shares of common stock, par value $0.001 per share. The Amendment had previously been approved by the Board of Directors on April 24, 2024, subject to the approval of the Company’s Stockholders. The Amendment became effective upon its filing with the Secretary of State of the State of Delaware on July 2, 2024.

The Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held at 1:00 p.m. British Summer Time on July 2, 2024 at 93-95 Gloucester Place, London, W1U 6JQ, United Kingdom, the Company’s stockholders voted on five proposals. The Company had 82,824,476 shares of common stock outstanding on May 8, 2024, the record date for the Annual Meeting, of which 49,022,029 shares of common stock were present in person or represented by proxy at the Annual Meeting.

The following sets forth the final voting results of the five proposals voted upon by the Company’s stockholders at the Annual Meeting. These matters are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 13, 2024 (the “Proxy Statement”).

Proposal 1: The stockholders elected six members to the Board of Directors to hold office until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. The voting results are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Phillip Barnes	35,587,672	1,964,567	11,469,790
Dr. Alan Colman	35,574,833	1,977,406	11,469,790
Mickie Henshall	36,462,437	1,089,802	11,469,790
Guy Innes	34,933,355	2,618,884	11,469,790
Kim Nguyen	35,935,278	1,616,961	11,469,790
Cameron Reynolds	36,407,941	1,144,298	11,469,790

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Proposal 2: The stockholders ratified the selection of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The voting results are as follows:

Votes For	Votes Against	Votes Abstained
48,469,292	471,338	81,399

Proposal 3: The stockholders approved, by a non-binding advisory vote, the compensation of the Company’s named executive officers as described in the Proxy Statement. The voting results are as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,044,724	13,743,872	3,763,643	11,469,790

Proposal 4: The stockholders approved the Amendment of the Restated Certificate. The voting results are as follows:

Votes For	Votes Against	Votes Abstained
41,604,782	3,726,307	3,690,940

Proposal 5: The Company’s stockholders approved the 2024 Stock Incentive Plan. The voting results are as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
32,309,213	1,445,617	3,797,409	11,469,790

No other matters were presented for consideration or stockholder action at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation.
10.1	2024 Stock Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL (eXtensible Business Reporting Language) document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: July 3, 2024	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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EXHBIIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation.
10.1	2024 Stock Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL (eXtensible Business Reporting Language) document).

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